Exhibit 99.1

Akorn Reports 2009 Fourth Quarter and Year-End Financial Results

-Achieves Positive Fourth Quarter Cash Flow and Adjusted EBITDA-

-Refocuses R&D efforts to Strengthen New Product Pipeline-

LAKE FOREST, Ill.--(BUSINESS WIRE)--March 15, 2010--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the fourth quarter and year ended December 31, 2009.

Consolidated revenue for the fourth quarter of 2009 was $18.2 million, versus $26.0 million in the fourth quarter of 2008, representing a decrease of approximately 30%. The decrease is almost entirely attributable to the winding down of the vaccine business segment. Fourth quarter revenue for the core business consisting of ophthalmic, hospital drugs & injectables and contract services totaled $15.0 million in 2009 versus $11.1 million for the same quarter in 2008, an increase of 35%.

Consolidated revenue for the year ended December 31, 2009 was $75.9 million, versus $93.6 million for the year ended December 31, 2008 representing a decrease of approximately 19%. The decrease is largely attributable to the biologics & vaccines business segment which declined $13.5 million or 30% year-over-year. Core business revenue declined $4.2 million, or 9% year-over-year.

2009 Key Highlights and Accomplishments

  Achieved positive fourth quarter operating cash flow of $4.3 million. Ended the year with $3.0 million outstanding balance on our $10.0 million revolving line of credit.
  Improved liquidity contributed to the removal of the going concern uncertainty previously disclosed in our 2008 Form 10-K and reported by our auditors.
  Realized annualized cost savings of $6 million in the fourth quarter through SG&A reductions and improved operational efficiencies.
  Successfully launched five new products: Injectable Vancomycin, Capastat and Hydralazine; and Apraclonidine and Ketorolac Ophthalmic in addition to the re-launch of Akten®.
  Akorn-Strides JV sales of $4.4 million for the fourth quarter 2009 and $10.9 million for the year-ended December 31, 2009.

Raj Rai, Interim Chief Executive Officer, commented, “We are extremely pleased with the results achieved in the fourth quarter of 2009. These results reflect the successful execution of our plan, which we implemented in the second half of 2009. We believe the business has turned the corner and we are excited about the future prospects for the company.”

Rai further added, “We are pleased to announce the opening of our new R&D center at the Illinois Science and Technology Park in Skokie, IL. The new center adds new capabilities to our R&D infrastructure and augments our existing laboratories in Somerset, NJ and Decatur, IL. With the addition of the new center, we expect to file 20 new ANDA’s with the FDA in the next twelve to eighteen months.”

2010 Outlook

  The Company projects core business revenues in the range of $55 million to $60 million in 2010, or a 25 to 35% increase over 2009. Limited Td vaccine sales in the first quarter 2010, as a result of the planned exit of the Td vaccine business, are expected to add approximately $5 million in sales beyond the annual core revenue range.
  The 2010 gross margin for the Company’s core business is projected to be between 35% and 40%. Td vaccine sales, limited to the first quarter 2010, are expected to contribute approximately $2 million in gross profit beyond the core business gross profit.
  The Company projects positive adjusted EBITDA in 2010 in the range of $2.0 million to $4.0 million compared with a negative $4.2 million adjusted EBITDA in 2009. The projected 2010 adjusted EBITDA includes approximately $2.0 million from first quarter 2010 Td vaccine sales.
  In 2010, the Company expects to spend approximately $3.0 million on capital expenditures compared with $1.1 million in 2009.
  The Company is projecting 2010 R&D expenses of approximately $8.0 to $9.0 million versus $4.8 million in 2009.
  The Company’s 2010 outlook excludes the impact of any 2010 product approvals.

Akorn’s R&D Pipeline

The Company’s pipeline includes 10 ANDAs filed with the FDA with an annual market size of $1.0 billion. Akorn expects to file an additional 20 ANDAs in the next twelve to eighteen months with an annual market size of $3.0 billion. Additionally, there are 7 ANDAs filed with the FDA through the Akorn-Strides, LLC joint venture.

About Akorn, Inc.

Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including with regard to the company's future operations and its earnings expectations. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income/(loss), plus:

  Interest income/(expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Non-recurring operating expenses, such as supply agreement termination expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	DECEMBER 31,	DECEMBER 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,617	$1,063
Trade accounts receivable	9,225	6,529
Other receivable	833	1,221
Inventories	13,167	30,163
Prepaid expenses and other current assets	1,227	1,770
TOTAL CURRENT ASSETS	26,069	40,746
PROPERTY, PLANT AND EQUIPMENT, NET	31,473	34,223
OTHER LONG-TERM ASSETS
Intangibles, net	4,619	6,017
Deferred financing costs	3,800	272
Other	2,798	1,071
TOTAL OTHER LONG-TERM ASSETS	11,217	7,360
TOTAL ASSETS	$68,759	$82,329

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,286	$8,795
Accrued compensation	1,091	1,070
Accrued expenses and other liabilities	3,724	2,906
Short-term subordinated debt - related party	-	5,332
Revolving line of credit - related party	3,000	-
Warrants liability - related party	9,065	-
Supply agreement termination costs	1,500	-
TOTAL CURRENT LIABILITIES	21,666	18,103
LONG-TERM LIABILITIES
Lease incentive obligations	1,304	1,484
Product warranty liability	1,299	1,299
Subordinated note - related party	5,853	-
TOTAL LONG-TERM LIABILITIES	8,456	2,783
TOTAL LIABILITIES	30,122	20,886
SHAREHOLDERS' EQUITY
Common stock, no par value -- 150,000,000 shares authorized, 90,389,597 and 90,072,662 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	174,027	170,617
Warrants to acquire common stock	1,821	2,731
Accumulated deficit	(137,211)	(111,905)
TOTAL SHAREHOLDERS' EQUITY	38,637	61,443
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$68,759	$82,329

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Revenues	$18,180	$26,036	$75,891	$93,598
Cost of revenue	12,222	17,924	60,219	67,006
GROSS PROFIT	5,958	8,112	15,672	26,592

Selling, general and administrative expenses	4,827	7,250	22,843	25,620
Supply agreement termination expenses	-	-	5,929	-
Amortization of intangibles	414	338	1,648	1,354
Research and development expenses	1,083	2,057	4,764	6,801
TOTAL OPERATING EXPENSES	6,324	9,645	35,184	33,775

OPERATING LOSS	(366)	(1,533)	(19,512)	(7,183)

Write-off and amortization of deferred financing costs	(274)	-	(2,013)	-
Interest expense, net	(421)	(291)	(1,516)	(870)
Equity in earnings of unconsolidated joint venture	908	(152)	1,580	295
Change in fair value of warrants liability	(2,411)	-	(3,843)	-
Other expense	-	-	-	(177)
LOSS BEFORE INCOME TAXES	(2,564)	(1,976)	(25,304)	(7,935)
Income tax provision	-	1	2	4
NET LOSS	$(2,564)	$(1,977)	$(25,306)	$(7,939)

NET LOSS PER SHARE:
BASIC	$(0.03)	$(0.02)	$(0.28)	$(0.09)
DILUTED	$(0.03)	$(0.02)	$(0.28)	$(0.09)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
BASIC	90,385	89,329	90,253	89,209
DILUTED	90,385	89,329	90,253	89,209

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
OPERATING ACTIVITIES
Net loss	$(2,564)	$(1,977)	$(25,306)	$(7,939)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,335	1,203	5,453	4,551
Write-off and amortization of deferred financing fees	274	-	2,013	-
Non-cash stock compensation expense	687	609	2,362	2,430
Non-cash supply agreement termination expense	-	-	1,051	-
Non-cash change in fair value of warrants liability	2,411	-	3,843	-
Gain on disposal of assets	-	-	-	(25)
Equity in earnings of unconsolidated joint venture	(908)	152	(1,580)	(295)
Changes in operating assets and liabilities:
Trade accounts receivable	2,135	9,203	(2,696)	(2,417)
Inventories	4,242	(1,730)	16,996	932
Prepaid expenses and other current assets	(1,573)	(453)	(345)	(201)
Other long-term assets	-	(156)	-	1,090
Supply agreement termination liabilities	-	-	1,500	-
Trade accounts payable	(1,172)	1,376	(5,509)	(5,275)
Accrued expenses and other liabilities	(556)	648	1,180	1,729
NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES:	4,311	8,875	(1,038)	(5,420)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(225)	(612)	(1,147)	(3,354)
Investment in unconsolidated joint venture	-	(507)	-	(507)
Purchase of product licensing rights	-	-	(250)	-
Proceeds from sale of fixed assets	-	-	-	74
NET CASH USED IN INVESTING ACTIVITIES	(225)	(1,119)	(1,397)	(3,787)

FINANCING ACTIVITIES
Repayment of long-term debt	-	-	-	(208)
Restricted cash for revolving credit agreement	-	3,300	-	1,250
Loan origination fees - revolving line of credit & subordinated note	(14)	(272)	(1,370)	(272)
Proceeds from (repayments of) line of credit	(4,509)	(10,248)	3,000	(4,521)
Proceeds from warrants exercised	-	-	-	37
Proceeds from subordinated note	-	-	-	5,000
Proceeds under stock option and stock purchase plans	36	437	1,359	1,036
NET CASH PROVIDED BY (USED IN) FINANCING
ACTIVITIES	(4,487)	(6,783)	2,989	2,322

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	(401)	973	554	(6,885)
Cash and cash equivalents at beginning of period	2,018	90	1,063	7,948
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,617	$1,063	$1,617	$1,063

AKORN, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2009	2008	2009	2008

NET LOSS	$(2,564)	$(1,977)	$(25,306)	$(7,939)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization	1,335	1,203	5,453	4,551
Interest expense, net	421	291	1,516	870
Income tax provision	-	1	2	4
EBITDA	$(808)	$(482)	$(18,335)	$(2,514)

NON-CASH & NON-RECURRING OPERATING EXPENSES:
Non-cash stock compensation expense	687	609	2,362	2,430
Change in fair value of warrants liability	2,411	-	3,843	-
Write-off and amortization of deferred financing costs	274	-	2,013	-
Supply agreement termination expense	-	-	5,929	-
ADJUSTED EBITDA	$2,564	$127	$(4,188)	$(84)

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6100